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                                                            EXHIBIT 23.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in these three registration statements of SBE, Inc. on Form S-8 of our report dated November 20, 1997, except for Note 13 as to which the date is December 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of SBE, Inc. as of October 31, 1997 and 1996 and for the years ended October 31, 1997, 1996, and 1995.


/s/ PricewaterhouseCoopers LLP
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San Francisco, California
August 19, 1998






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